UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange
Warrants	VST.WS.A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On June 6, 2023, Vistra Corp. (the “Company”) announced the formation of Palomino Funding Trust I, a Delaware statutory trust (the “Trust”), and the launch of an offering in a private transaction that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act” and such offering, (the “Offering”) by the Trust of benchmark-sized pre-capitalized trust securities (“P-Caps”). The Trust is expected to invest the proceeds from the sale of the P-Caps in a portfolio of U.S. Treasury securities (“Treasuries”) or Treasuries and/or principal and interest strips of U.S. Treasury securities (together with the Treasuries and cash denominated in U.S. dollars, representing the “Eligible Assets”). The Trust would also enter into a facility agreement (the “Facility Agreement”) with Vistra Operations Company, LLC (“Vistra Operations”), pursuant to which Vistra Operations may cause the Eligible Assets to be (1) delivered to one or more designated subsidiaries of Vistra Operations in order to allow such subsidiaries to use the Eligible Assets to meet certain posting obligations with counterparties, and/or (2) pledged as collateral support for a letter of credit program. Under certain circumstances, Vistra Operations may issue to the Trust senior secured notes in consideration for the Eligible Assets from the Trust.

The Company expects to disclose certain historical and pro forma financial information related to its pending acquisition of Energy Harbor Corp. in a preliminary private offering memorandum that is being disseminated in connection with the Offering. This supplemental financial information is set forth in Exhibit 99.1 and incorporated herein by reference.

This current report on Form 8-K is neither an offer to sell, nor a solicitation of an offer to buy, any of the securities mentioned above and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offer of the securities mentioned above will be made only by means of a private offering memorandum. The securities mentioned above have not been, and will not be, registered under the Securities Act or the securities laws of any state or other jurisdiction, and are being offered pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144A thereunder and applicable securities laws of any state or other jurisdiction. Furthermore, the Trust is not registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) in reliance on Section 3(c)(7) of the Investment Company Act and related rules, which in general exclude from the definition of an investment company any issuer whose outstanding securities are beneficially owned only by “qualified purchasers” as defined under the Investment Company Act.

The information set forth in and incorporated into this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Supplemental financial information related to pending acquisition of Energy Harbor Corp.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

    Dated: June 6, 2023

VISTRA CORP.

By:	/s/ Yuki Whitmire
Name:	Yuki Whitmire
Title:	Vice President, Associate General Counsel, and Corporate Secretary